AMENDMENT NO. 5 TO THE CREDIT AGREEMENT

Dated as of March 7, 2007

AMENDMENT NO. 5 TO THE CREDIT AGREEMENT (this “Amendment”) among CHIQUITA BRANDS L.L.C., a Delaware limited liability company (the “Borrower”), CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation (“Holdings”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS:

(1) WHEREAS, the Borrower, Holdings, the Lenders and the Administrative Agent have entered into a Credit Agreement dated as of June 28, 2005, as amended by Amendment No. 1 dated as of November 18, 2005, Amendment No. 2 dated as of February 9, 2006, Amendment No. 3 dated as of June 6, 2006 and Amendment No. 4 dated as of November 8, 2006 (such Credit Agreement, as so amended, the “Credit Agreement”; capitalized terms not otherwise defined in this Amendment being used with the same meanings as specified in the Credit Agreement);

(2) WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as described below;

(3) WHEREAS, the Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to the Credit Agreement. The Credit Agreement is, subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

(a) The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended by inserting the following sentence at the end of such definition:

“Anything contained herein to the contrary notwithstanding, in the event that any Financial Statement or Compliance Certificate delivered pursuant to Section 5.01(a) is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin with respect to any Loans for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (ii) determine the Applicable Margin with respect to such Loans for such Applicable Period based upon the corrected Compliance Certificate, and (iii) immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly distributed to the Appropriate Lenders. This provision shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.07(c) and Article VI.”

(b) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in correct alphabetical order:

“DOJ Investigation” shall mean the investigation by the U.S. Department of Justice into certain payments made by a former Colombian subsidiary of Holdings and related matters.

“DOJ Liability” shall mean any potential plea, settlement or other agreement by Holdings with the U.S. Department of Justice or any other potential liability of Holdings resulting from the DOJ Investigation.

(c) The definition of “EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by:

(i) revising the first parenthetical phrase thereof to read as follows: “(in the case of clauses (a) through (g), (i) and (j) only)”;

(ii) deleting “and” before “(h)”; and

(iii) inserting after clause (h) thereof the following: “, (i) charges or amounts payable in respect of any DOJ Liability in an aggregate amount not to exceed $25,000,000, and (j) legal fees and expenses relating to the DOJ Investigation and any DOJ Liability in an aggregate amount not to exceed $5,000,000.”

(d) The definition of “Fixed Charges” in Section 1.01 of the Credit Agreement is hereby amended by inserting at the end of clause (d) thereof the following: “and any such payments made to Holdings for the purpose of discharging any obligations in respect of any DOJ Liability in an aggregate amount not to exceed $25,000,000.”

(e) Section 5.02(f)(ii) is hereby amended in its entirety to read as follows:

“(ii) the Borrower may make Distributions to CBII (A) in any event for the cash costs in respect of CBII Overhead Expenses (including for Distributions not matching up to expenses, such as for deferred compensation plans) in amounts not exceeding such cash costs, (B) to fund liabilities of CBII disclosed on Schedule 5.02(f)(ii) existing as of the Effective Date, (C) in respect of any DOJ Liability, to pay charges and other amounts in an aggregate amount not to exceed $25,000,000 and (D) provided that (i) no Event of Default has occurred and is then continuing, or would result from such Distribution and (ii) Borrower and CBII are in Pro Forma Compliance with all Financial Covenants and a Covenant Election has been made, for any other purpose (including dividends, interest payments, and Stock and Warrant Repurchases); and”

SECTION 2. Conditions of Effectiveness. (a) Section 1 of this Amendment shall become effective when, and only when, each of the following conditions set forth in this Section 2 shall have been satisfied: (i) the Administrative Agent shall have received (A) counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of such Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment, (B) counterparts of the Consent attached hereto executed by each of the Loan Parties (other than the Borrower), and (C) evidence of corporate authorization for each Loan Party satisfactory to the Administrative Agent; (ii) the Borrower shall have paid to the Administrative Agent, for the benefit of the Administrative Agent and its affiliates, all fees then payable and all reasonable out-of-pocket costs and expenses (including the reasonable fees, charges and disbursements of counsel to the Administrative Agent) of the Administrative Agent and its affiliates incurred in connection, and in accordance, with the Credit Documents (including this Amendment) to the extent invoiced; and (iii) no Default shall have occurred and be continuing, or would occur as a result of the transactions contemplated by this Amendment (hereinafter, the “Fifth Amendment Effective Date”).

SECTION 3. Representations and Warranties of the Borrower. Each of Holdings and the Borrower represents and warrants as follows:

(a) The execution, delivery and performance by it of this Amendment, the execution, delivery and performance of the Consent by the Loan Parties signatory thereto and the performance by each Loan Party of each Credit Document (as amended by this Amendment) to which such Person is a party, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary actions on the part of such Loan Party, and do not and will not (i) violate any Requirement of Law applicable to such Loan Party, (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Loan Party, (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of such Loan Party (except such Liens as may be created in favor of the Administrative Agent for the benefit of itself and the Lenders pursuant to this Agreement or the other Credit Documents) or (iv) violate any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which it is subject, except in each case in each of clauses (i), (ii), (iii) and (iv) where such breach or violation could not reasonably be expected to have a Material Adverse Effect.

(b) This Amendment and the Consent attached hereto, when delivered hereunder, will have been duly executed and delivered by each Loan Party that is party thereto. This Amendment and the Consent attached hereto, when so delivered, will constitute a legal, valid and binding obligation of each such Loan Party, enforceable against such Loan Party in accordance with its terms, except as limited by Debtor Relief Laws relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

SECTION 4. Reference to and Effect on the Credit Agreement, the Notes and the Credit Documents. (a) On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement, the Notes and each of the other Credit Documents, in each case as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Each of Holdings and the Borrower hereby (i) confirms and agrees that the pledge and security interest in the Collateral granted by it pursuant to the Security Documents to which it is a party shall continue in full force and effect, and (ii) acknowledges and agrees that such pledge and security interest in the Collateral granted by it pursuant to such Security Documents shall continue to secure the Obligations purported to be secured thereby, as amended or otherwise affected hereby.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

SECTION 5. Costs, Expenses. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the preparation, execution, delivery and any modification of this Amendment and the other instruments and documents to be delivered by any Loan Party hereunder (including, without limitation, the reasonable fees and expenses of external counsel for the Administrative Agent) in accordance with the terms of Section 8.02 of the Credit Agreement.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Governing Law; Submission to Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Borrower and Holdings hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York, New York county and the courts of the United States of America located in the Southern District of New York and hereby agrees that any legal action, suit or proceeding arising out of or relating to this Amendment may be brought against them in any such courts.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

CHIQUITA BRANDS L.L.C.,
a Delaware limited liability company

By: /s/ Jeffrey M. Zalla
Name: Jeffrey M. Zalla
Title: Senior Vice President and Chief Financial
Officer

HOLDINGS:

CHIQUITA BRANDS INTERNATIONAL, INC.,

a New Jersey corporation

By: /s/ Jeffrey M. Zalla
Name: Jeffrey M. Zalla
Title: Senior Vice President and Chief Financial
Officer

ADMINISTRATIVE AGENT:

Wachovia Bank, N.A.

As Administrative Agent

By: /s/ Mark S. Supple
Name: Mark S. Supple
Title: Vice President